EXHIBIT 10.15

FIRST  AMENDMENT  TO  FUNDING  AGREEMENT  -  PAGE  1

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     2.2        DEFINITIONS:  All terms defined in the Funding Agreement shall have  the  same  meanings herein as ascribed to them in the Funding Agreement.

     2.3 CONSIDERATION: This First Amendment is entered into in consideration of the mutual releases and covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

3.0          RELEASE  OF  PLAN  FUNDING  COMMITMENT  OBLIGATIONS

     3.1 ACKNOWLEDGEMENTS: The Search Parties acknowledge that they have excluded the terms of the Plan Funding Commitment from the Plan and Disclosure Statement. The Search Parties further acknowledge that HFG has fully performed all of its obligations to date under the Plan Funding Commitment and agree that the commitment fee payable to HFG pursuant to 8.2 of the Funding Agreement the conversion rights under Note I and Note III and the Warrant to Purchase represented by Certificate No. 300 have all been fully earned by HFG.

     3.2 MUTUAL RELEASE: The Search Parties hereby release HFG from all further obligations arising under 8.1-8.7 of the Funding Agreement including, without limitation, its obligation to fulfill the Plan Funding Commitment. HFG hereby releases the Search Parties from all demands, claims or liabilities arising as a result of the failure to include the Plan Funding Commitment in the Plan and Disclosure Statement and further releases the Search Parties from any further obligations arising under 8.1-8.7 of the Funding Agreement.

     4.0          AMENDMENTS

     4.1       PRIMARY DEFINED TERMS:   3.1 of the Funding Agreement is hereby
amended  by  inserting  the  following  definitions:

COMMISSION: the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

SECURITIES  ACT:   the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

SEARCH OPTION SECURITIES: (i) Common Stock and Convertible Preferred Stock of Search of the same class, and having the same rights, privileges and priority, as that issuable under the Plan to Noteholders electing the Search Equity Option in consideration for their Allowed Noteholder Secured Claims, and (ii) Warrants of the same character and tenor as those to be distributed to Allowed Unsecured Claimants under the Plan.

STOCK  PURCHASE  OPTION:    HFG's  right  and option to purchase Search Option
Securities  under  the  terms  and  conditions  of    8.8.

FIRST  AMENDMENT  TO  FUNDING  AGREEMENT  -  PAGE  2

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WARRANT  AGREEMENT:   the Warrant to Purchase 3,000,000 Shares of Common Stock
of Search Capital Group, Inc. dated November 30, 1995, and identified as Certificate No. 300.

     4.2         OTHER DEFINED TERMS:   3.2 of the Funding Agreement is hereby
amended  by  inserting  the  following  as  the  last  sentence  thereof:

When terms defined in the Plan are used in this agreement and not otherwise defined herein, those terms have the meanings set forth in the Plan.

     4.3         STOCK PURCHASE OPTION:  Article 8 of the Funding Agreement is
hereby  amended  by  the  addition  of    8.8  as  follows:

     8.8          STOCK  PURCHASE  OPTION

     A. OPTION: Search hereby grants to HFG the right and option to purchase Search Option Securities in amounts equal to the number of each type of security that HFG would be entitled to receive if HFG were a Noteholder with a $6,000,000 Present Value of the Notes who elected the Search Equity Option under the Plan. HFG may exercise the Stock Purchase Option as to all or any percentage of the Search Option Securities.

     B. TERM OF OPTION: The Stock Purchase Option shall first become exercisable upon the Effective Date of the Plan. If the Stock Purchase Option has not become exercisable on or before February 27, 1996, Search shall pay to HFG the sum of $100,000.00 as a fee for delaying the exercisability of the Stock Purchase Option. The Stock Purchase Option shall remain exercisable by HFG at any time or from time to time until ten (10) days following the Effective Date of the Plan. The Stock Purchase Option shall terminate to the extent not exercised by HFG before the 11th day after the Effective Date.

     C. EXERCISE PRICE: The exercise price of the Stock Purchase Option shall be an amount equal to (i) the product of (a) $4,800,000 times (b) the percentage of Search Option Securities subject to the Stock Purchase Option which is exercised by HFG, less (ii) an amount equal to the dividends attributable to the Convertible Preferred Stock acquired by HFG accruing from July 1, 1995, through the Confirmation Date.


     D. MANNER OF EXERCISE: HFG may exercise the Stock Purchase Option by timely delivery to Search of a written notice specifying the percentage of the Stock Purchase Option to be exercised and accompanied by payment of the exercise price of such Search Option Securities.

E. PLAN AND DISCLOSURE STATEMENT. The Search Parties agree that the Stock Purchase Option will be included in the Plan and the Disclosure Statement in a form satisfactory to HFG.

FIRST  AMENDMENT  TO  FUNDING  AGREEMENT  -  PAGE  3

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     4.4       BOARD REPRESENTATION:   10.4 of the Funding Agreement is hereby
deleted  in  its  entirety  and  a  new    10.4  added which reads as follows:

10.4 BOARD REPRESENTATION. Search shall give timely notice to HFG of all meetings of Search's board of directors, and shall permit HFG to have one representative in attendance at all such meetings as an observer and guest. If HFG exercises its option under Note III to convert debt to Search stock, HFG shall have the right thereafter to elect one member of the Search board of directors in lieu of HFG's observer representative. In addition, HFG shall be entitled to elect a second member of the Search board of directors upon the acquisition of not less than 1,000,000 shares of common stock of Search by conversion of Note 1, exercise of the Warrant to Purchase represented by Certificate No. 300 or exercise of the Stock Purchase Option. Search shall amend its articles of incorporation and bylaws as necessary to provide that HFG shall have the right to elect the members of the board of directors
provided  in  this    10.4.

     4.5          REGISTRATION RIGHTS:  Article 10 of the Funding Agreement is
hereby  amended  by  adding  thereto  the  following    10.6:

     10.6 REGISTRATION RIGHTS. Upon the written request of HFG at any time after the date hereof, Search will use its reasonable efforts to effect the registration under the Securities Act of all or such portion as may be specified by HFG of (a) the shares of the Common Stock of Search issued or issuable to HFG upon the conversion of Note I or Note III, (b) the Search Option Securities issued to HFG upon exercise of the Stock Purchase Option, and (c) the shares of the Common Stock of Search issued or issuable to HFG upon conversion of the Convertible Preferred Stock or exercise of the Warrants included in the Search Option Securities (collectively, the "Covered Securities"). The terms and conditions of such required registration of the Covered Securities shall be as provided in Section 10 of the Warrant Agreement; provided, however, that the terms and conditions contained in
Section 10 of the Warrant Agreement shall be varied in the following respects:

A. All references to "Holders" under Section 10 of the Warrant Agreement shall be deemed to refer to HFG (or its assigns as permitted by Section 10).

B. All references to "Registrable Securities" in Section 10 of the Warrant Agreement shall be deemed to refer to the Covered Securities.

C. All references to "Restricted Securities" in Section 10 of the Warrant Agreement shall be deemed to refer to all shares of the Common Stock of Search which are (i) issued upon the conversion of Note I or Note III, (ii) issued upon the exercise of the Stock Purchase Option or the exercise of the Warrants included in the Search Option Securities, or (iii) issued upon the exercise of the Stock Purchase Option.



     FIRST  AMENDMENT  TO  FUNDING  AGREEMENT  -  PAGE  4

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D.      Search shall be obligated  to effect one registration pursuant to this
10.6 of the Funding Agreement, which shall be in addition to any registrations required under Section 10 of the Warrant Agreement.

E. Search shall bear all expenses incurred in connection with such registration as provided in Section 10.1.5 of the Warrant Agreement.

F. If so requested by HFG, Search shall effect such registration in a manner which will permit an "at the market offering: pursuant to Rule 415 promulgated by the Commission and shall maintain the registration statement (and any registration or qualification under other securities or blue sky laws) in effect for such period of time as would satisfy the holding period requirements of Rule 144(k) promulgated by the Commission with respect to the Covered Securities.

     4.6        EXPENSES:   13.1 of the Funding Agreement is hereby deleted in
its  entirety  and  a  new    13.1  added  which  reads  as  follows:

     13.1 REIMBURSEMENT OF EXPENSES. The Search Parties shall from time to time pay on demand to HFG all reasonable costs and expenses (including attorney's fees) incurred by HFG in preparing, negotiating, executing and delivering this agreement and the Loan Documents, in filing, registering recording and perfecting any security interest granted to secure any amount advanced under this agreement, in auditing, inspecting, or appraising any of the Collateral, and in appearing and participating in the Bankruptcy Proceeding in connection with the Plan Funding Commitment and the Stock Purchase Option.

                    HALL  FINANCIAL  GROUP,  INC.



                    By   ___/s/  Larry  Levey
                         --------------------
                         Larry  Levey,
                         Senior  Vice  President




                    SEARCH  CAPITAL  GROUP,  INC.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



FIRST  AMENDMENT  TO  FUNDING  AGREEMENT  -  PAGE  5

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                    SEARCH  FUNDING  CORP.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    AUTOMOBILE  CREDIT  ACCEPTANCE  CORP.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    NEWSEARCH,  INC.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    AUTOMOBILE  CREDIT  HOLDINGS,  INC.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President